Exhibit 10.3

AMENDED AND RESTATED

TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT

THIS AMENDED AND RESTATED TECHNOLOGY LICENSE AND DEVELOPMENT AGREEMENT is entered into as of October 19, 2012 by and between NEXTELLIGENCE, INC., a Delaware corporation (“Nextelligence”), and FREECAST, INC., a Florida corporation (the “Company”).

RECITALS:

A.          Nextelligence is the sole owner of the Technology.

B.          Nextelligence desires to license the Technology to the Company and the Company desires to license the Technology for the Business Purpose in accordance with the terms and provisions of this Amended and Restated Technology License and Development Agreement (the “Agreement”).

C.          The Company desires Nextelligence to perform certain technology development services and Nextelligence desires to perform such services in accordance with the terms and provisions of this Agreement.

D.          The parties have previously entered into a Technology License and Development Agreement dated as of June 30, 2011(the “Original Agreement”). Pursuant to the Original Agreement, the Company is indebted to Nextelligence as of September 30, 2012 (the “Indebtedness”). The Company desires additional time to pay the Indebtedness.

E.          The Company and Telebrands Corp. have entered into a Distribution Agreement dated as of October 15, 2012 (the “Distribution Agreement”).

F.          The Distribution Agreement contemplates that Nextelligence and the Company will enter into this Agreement.

F.          Each of the parties believes it to be in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the Recitals and the respective covenants and agreements of the parties set forth herein, each of the parties agrees as follows:

ARTICLE I

Certain Definitions

The following terms shall have the following respective meanings when utilized in this Agreement:

“1933 Act” shall have the meaning set forth in Section 5.4(b).

“Additional Shares” shall have the meaning set forth in Section 5.1(b).

“Affiliate” means with respect to a specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person. The concept of “control” when utilized with respect to a specified Person, shall signify the possession of the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting or equity securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in Recital B.

“Business Purpose” means providing the Online Services to end-users.

“Change in Control of the Company” shall have the meaning set forth in Section 7.3.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Confidential Information” means the confidential and/or proprietary information and/or trade secrets of the Company (whether such information is or is not marked or identified as confidential or proprietary), including without limitation software (in object and source code form), technology, inventions (whether or not patentable), trade secrets, ideas, know-how, techniques, processes, formulas, algorithms, schematics, research, development, software design and architecture, testing procedures, design and functional specifications, problem reports and performance information, marketing and financial plans and data. “Company Confidential Information” does not include information that Telebrands can show through documentary evidence: (a) is or becomes publicly known through no fault, act or omission of Telebrands; (b) is known by or in the possession of Telebrands prior to its receipt from the Company; or (c) is lawfully obtained from a third party who rightfully possesses the information (without confidentiality or proprietary restriction).

“Company Indemnitees” shall have the meaning set forth in Section 11.1.

“Devices” shall have meaning set forth in the Distribution Agreement.

“Distribution Agreement” shall have the meaning set forth in Recital E.

“Federal Securities Laws” shall have the meaning set forth in Section 5.4(a).

“Gross Revenues” means, for a given period, the gross revenues of the Company, determined in accordance with generally accepted accounting principles as in effect in the United States of America applied in a manner consistent with prior periods.

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“Indebtedness” shall have the meaning set forth in Recital D.

“Intellectual Property Rights” means all present and future copyrights, trademark rights, service mark rights, trade secret rights, patent rights, moral rights, and other intellectual property and proprietary rights recognized in any jurisdiction.

“Online Services” means online television and music content aggregation services as an interactive guide.

“Original Agreement” shall have the meaning set forth in Recital D.

“Person” means any individual, person, sole proprietorship, company, corporation, partnership, limited liability company, joint venture, trust, association or other entity, or any combination of the foregoing.

“Securities” shall have the meaning set forth in Section 5.3.

“Shares” shall have the meaning set forth in Section 5.1(a).

“State Securities Laws” shall have the meaning set forth in Section 5.4(a).

“Nextelligence” shall have the meaning set forth in the first paragraph of this Agreement.

“Nextelligence Confidential Information” means the confidential and/or proprietary information and/or trade secrets of Nextelligence (whether such information is or is not marked or identified as confidential or proprietary), including without limitation software (in object and source code form), technology, inventions (whether or not patentable), trade secrets, ideas, know-how, techniques, processes, formulas, algorithms, schematics, research, development, software design and architecture, testing procedures, design and functional specifications, problem reports and performance information, marketing and financial plans and data. “Nextelligence Confidential Information” does not include information that the Company can show through documentary evidence: (a) is or becomes publicly known through no fault, act or omission of the Company; (b) is known by or in the possession of the Company prior to its receipt from Nextelligence; or (c) is lawfully obtained from a third party who rightfully possesses the information (without confidentiality or proprietary restriction).

“Technology” means and includes a web-based toolbar that installs in the end-user’s browser and any supported email functions and/or chat functions with the following features:

(a)          a search box that allows the end-user to search the Internet with search results from a search results partner;

(b)          a search assistant that provides relevant links and results when the end-user makes a search request in the browser address bar or if the browser address request is invalid, misspelled or incorrectly formatted; and

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(c)          Features, functions and links to, or RSS (or other) video feeds from, third party partners.

“Term” shall have the meaning set forth in Section 7.1.

“Territory” means worldwide.

“Transfer” shall have the meaning set forth in Section 5.4(c).

“Warrants” shall have the meaning set forth in Section 5.2.

ARTICLE II

License

2.1          Grant of License. Subject to the terms and conditions set forth in this Agreement, Nextelligence grants to the Company a non-transferable, non-sublicensable, exclusive license, exercisable within the Territory, to install, use and operate the Technology solely for the Business Purpose.

2.2          Restrictions on Use. The Company shall not, and shall ensure that other parties shall not:

(a)          modify, adapt, alter, translate, copy, perform and display (publicly or otherwise), or create derivative works based on the Technology;

(b)          merge or bundle the Technology with other software or technology;

(c)          sublicense, lease, rent or loan the Technology;

(d)          transfer the Technology to any third party;

(e)          provide the use of the Technology in any service bureau, rental or timesharing arrangement; or

(f)          reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Technology.

2.3          IP Ownership. Nextelligence shall own all right, title and interest, including all Intellectual Property Rights, in and to the Technology. All rights in and to the Technology not expressly granted to the Company under this Agreement are reserved by Nextelligence. The Company shall take all reasonable measures to protect Nextelligence’s Intellectual Property Rights in the Technology, including providing assistance and measures as are reasonably requested by Nextelligence from time to time.

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ARTICLE III

Further Development of the Technology and Other Services

3.1          Further Development. All further development, improvement, modification and enhancement of the Technology shall be performed exclusively by Nextelligence. All further development, improvement, modification and enhancement of the Technology shall be owned solely by Nextelligence, but shall be deemed to be licensed to the Company pursuant to Section 2.1. Nextelligence shall invoice the Company on a monthly basis for all work performed.

3.2          Other Services. The Company engages Nextelligence, on an exclusive basis, to provide:

(a)          commercial hosting services to the Company;

(b)          office space to the Company;

(c)          accounting and administrative services to the Company; and

(d)          such other services as the Company may request.

Nextelligence shall invoice the Company on a monthly basis for all services provided to the Company. The amount invoiced shall not be less than the actual cost to Nextelligence of providing the service plus an administrative fee equal to twenty percent (20%) of such actual cost.

ARTICLE IV

Payments

4.1          Payments to Nextelligence.

(a)          For and in partial consideration of the license granted pursuant to Section 2.1, on or before the last day of each calendar month, the Company, by wire or electronic funds transfer, shall pay to Nextelligence four percent (4%) of the Company’s Gross Revenues for the immediately preceding calendar month.

(b)          On or before the last day each calendar month, the Company, by wire or electronic funds transfer, shall pay to Nextelligence the amount of any invoice for work performed and services provided during the immediately preceding calendar month.

(c)          Nextelligence shall forbear to collect the Indebtedness for a period of one year from and after the date of this Agreement.

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4.2          Books and Records.

(a)          The Company shall at all times maintain true, correct and complete books and records of account. Such books and records of account shall be preserved by the Company for a period of not less than seven years.

(b)          At all reasonable times after reasonable notice, Nextelligence and its officers, employees, representatives and agents shall be entitled to inspect and to make copies of all of the books, records, files and documents, in whatever form, of the Company in order to verify that the provisions of Section 4.1 are being fully complied with by the Company.

(c)          All shortfalls in payment to Nextelligence shall, immediately upon demand be paid by the Company. The cost of any inspection pursuant to Section 4.2(b) above shall be borne solely by Nextelligence; provided, however, if a variance is found for any period of more than two percent (2%) of (i) Gross Sales or (ii) any amounts paid to Nextelligence pursuant to Section 4.1, then the Company shall, immediately upon demand, pay to Nextelligence all of the following amounts:

(A)          all reasonable costs of the inspection; and

(B)          interest on all such shortfalls at the highest rate of interest permitted by the laws of the State of Florida.

ARTICLE V

Securities

5.1          Purchase and Sale of Shares.

(a)          For and in partial consideration of the license granted pursuant to Section 2.1, on or about June 30, 2011, the Company transferred to Nextelligence Twenty Million (20,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

(b)          Simultaneously with the execution and delivery of this Agreement, and for and in partial consideration of the license granted pursuant to Section 2.1, the Company is issuing to Nextelligence Four Thousand (4,000) share of Common Stock (the “Additional Shares”).

5.2          Issuance of Warrants. For and in partial consideration of the license granted pursuant to Section 2.1, for each Two Million (2,000,000) Devices in excess of Ten Million (10,000,000) Devices sold, the Company shall issue to Nextelligence an immediately exercisable warrant to purchase up to Four Million (4,000,000) shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of issuance (collectively, the “Warrants”).

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5.3          Securities. The Shares, the Additional Shares and the Warrants are hereinafter collectively referred to as the “Securities.”

5.4          Certain Representations, Warranties, Covenants and Agreements of Nextelligence. Nextelligence represents and warrants to the Company, and covenants and agrees with the Company, as follows:

(a)          The Securities are being acquired by Nextelligence for its own account, and not for the account or beneficial interest of any other Person. The Securities are not being acquired by Nextelligence with a view to, or for resale in connection with, any “distribution” within the meaning of (i) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Federal Securities Laws”), or (ii) any applicable state securities or blue sky laws and the rules and regulations promulgated thereunder (collectively, the “State Securities Laws”).

(b)          The Securities have not been, and will not be, registered under the Federal Securities Laws or any State Securities Laws and, as such, must be held by Nextelligence unless and until they are subsequently so registered under the Federal Securities Laws and any applicable State Securities Laws or an exemption from registration thereunder is available. The Securities constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 1933 Act”).

(c)          Nextelligence shall not, directly or indirectly, sell, assign, transfer, convey, gift, give, mortgage, pledge, hypothecate, encumber or otherwise dispose of any or all of the Securities (any such transaction hereinafter being referred to as a “Transfer”), unless such Transfer is registered under the Federal Securities Laws and any applicable State Securities Laws or a specific exemption from registration thereunder is available. Any Transfer of any or all of the Securities which is made pursuant to an exemption claimed under the Federal Securities Laws and any applicable State Securities Laws will require a favorable opinion of the Company’s legal counsel to the effect that such Transfer does not and will not violate the provisions of the Federal Securities Laws or any applicable State Securities Laws.

(d)          Nextelligence is an “accredited investor,” as such term is defined Regulation D under the 1933 Act.

(e)          Nextelligence, through its directors and officers, has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Management of Nextelligence has read and understood each and every one of the Disclosure Documents (as such term is hereinafter defined). In connection with its review, Nextelligence has consulted with such independent legal counsel, accountants and other advisers considered appropriate to assist Nextelligence. In particular, and not in limitation of the foregoing, Nextelligence has taken full cognizance of and understands each and every one of the following:

(i)          this Agreement;

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(ii)        the Distribution Agreement and the exhibits attached thereto; and

(iii)       such other documents and materials as Nextelligence shall have requested from the Company.

All of the foregoing documents are collectively referred to herein as the “Disclosure Documents.”

(f)          Nextelligence has been afforded the opportunity to ask questions of, and to receive answers from, the management of the Company concerning the terms and conditions of the Securities and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers appropriate in order to permit its management to evaluate the merits and risks of an investment in the Securities.

(g)          The Company is under no obligation whatsoever to file any registration statement under the Federal Securities Laws or any State Securities Laws to register any Transfer of any Securities held by Nextelligence, or to take any other action necessary for the purpose of making an exemption from registration available to Nextelligence in connection with any such Transfer. Stop transfer instructions will be issued by the Company with respect to the Securities. Therefore, Nextelligence may be forced to hold the Securities acquired for an indefinite period of time.

(h)          Nextelligence acknowledges that all certificates representing the Shares and the Additional Shares will bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

(i)          Nextelligence acknowledges that all certificates representing the Warrants will bear a restrictive legend in substantially the following form:

NEITHER THIS WARRANT NOR THE SHARES UNDERLYING THIS WARRANT MAY BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT.

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5.5          Certain Representation and Warranties of the Company. The Company represents and warrants to Nextelligence, and covenants and agrees with Nextelligence, as follows:

(a)          The Company has all requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares, the Additional Shares, the Warrants and the shares to be issued upon exercise of the Warrants.

(b)          The Shares and the Additional Shares are (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, except as arising through the acts or omissions of Nextelligence and except as arising from applicable Federal Securities Laws and State Securities Laws.

(c)          The shares to be issued upon exercise of the Warrants will, upon issuance in accordance with the terms of the Warrants, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, except as arising through the acts or omissions of Nextelligence and except as arising from applicable Federal Securities Laws and State Securities Laws. The Company shall reserve and keep available, out of its authorized but unissued shares of Common Stock for issuance upon the exercise of the Warrants, free from pre-emptive rights, such number of shares of Common Stock for which the Warrants shall from time to time be exercisable.

ARTICLE VI

Confidential Information

6.1          Company Confidential Information.

(a)          Nextelligence acknowledges and agrees that the Company Confidential Information is and shall remain the sole property of the Company. Nextelligence shall protect the Company Confidential Information from unauthorized dissemination and shall use the same degree of care that Nextelligence uses to protect its own like information, but in no event less than a reasonable degree of care. Nextelligence shall not disclose to third parties the Company Confidential Information without the prior written consent of the Company. Nextelligence shall use the Company Confidential Information only for purposes of performing its obligations or exercising its rights under this Agreement.

(b)          Notwithstanding the provisions of Section 6.1(a), Nextelligence may use or disclose the Company Confidential Information to the extent Nextelligence is legally compelled to do so, provided, however, that prior to any such compelled disclosure, Nextelligence notifies the Company and fully cooperates with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. Nextelligence acknowledges and agrees that any breach of this Section 6.1 would cause irreparable harm to the Company for which monetary damages would not be adequate and, therefore, Nextelligence agrees that, in the event of a breach of this Section 6.1, the Company shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

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6.2          Nextelligence Confidential Information.

(a)          The Company acknowledges and agrees that the Nextelligence Confidential Information is and shall remain the sole property of Nextelligence. The Company shall protect the Nextelligence Confidential Information from unauthorized dissemination and shall use the same degree of care that the Company uses to protect its own like information, but in no event less than a reasonable degree of care. The Company shall not disclose to third parties the Nextelligence Confidential Information without the prior written consent of Nextelligence. The Company shall use the Nextelligence Confidential Information only for purposes of performing its obligations or exercising its rights under this Agreement.

(b)          Notwithstanding the provisions of Section 6.2(a), the Company may use or disclose the Nextelligence Confidential Information to the extent the Company is legally compelled to do so, provided, however, that prior to any such compelled disclosure, the Company notifies Nextelligence and fully cooperates with Nextelligence in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. The Company acknowledges and agrees that any breach of this Section 6.2 would cause irreparable harm to Nextelligence for which monetary damages would not be adequate and, therefore, the Company agrees that, in the event of a breach of this Section 6.2, Nextelligence shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

ARTICLE VII

Term and Termination

7.1          Term. The term of this Agreement shall commence on the date of this Agreement and shall continue in effect for a period of twenty years (the “Term”). Notwithstanding the provisions of the immediately preceding sentence, certain provisions of this Agreement may be terminated early by Nextelligence in accordance with the provisions of Section 7.4.

7.2          Termination Events. The occurrence of any of the following events or conditions shall constitute a “Termination Event” hereunder:

(a)          The Company shall fail for any reason to make any payment to Nextelligence when required pursuant to the provisions of Section 4.1 and such failure shall not have been cured within three days thereafter;

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(b)          Except as otherwise provided in Section 7.2(a), the Company shall fail to perform or breach or default in any of its obligations under this Agreement and such failure to perform, breach or default is not cured within sixty days after receipt of notice from Nextelligence;

(c)          The Company shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

(d)          An involuntary petition shall be filed against the Company under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, which involuntary petition is not dismissed within ninety days after the date of the filing thereof;

(e)          Any court of competent jurisdiction shall find that the Company is insolvent or bankrupt;

(f)          A receiver or trustee shall be appointed for the Company or for all or a substantial portion of the assets and properties of a party;

(g)          A final judgment shall be entered against the Company which is not satisfied or bonded in full within sixty days after the date of the entry thereof;

(h)          All or a substantial portion of the assets and properties of the Company shall be levied upon, seized or attached;

(i)          All or a substantial portion of the assets and properties of the Company shall be lost, stolen, damaged or destroyed;

(j)          The Company shall fail to perform or breach or default in any of its obligations under the Warrants and such failure to perform, breach or default is not cured within three days after receipt of notice from Nextelligence; or

(j)          A Change in Control of the Company shall occur.

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7.3          Change in Control. The term “Change in Control of the Company” means any change in control of the Company of a nature which would be required to be reported under the Federal Securities Laws, regardless of whether the Company is subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); provided, however, that, without limitation, a Change in Control of the Company shall be deemed to have occurred if:

(a)          subsequent to the date of this Agreement, any “person” (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, any subsidiary of the Company or any compensation, retirement, pension or other employee benefit plan or trust of the Company or any subsidiary of the Company, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or any successor to the Company (whether by merger, consolidation or otherwise) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(b)          during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

(c)          the Company shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(d)          the Company shall sell, lease, exchange or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions; or

(e)          the Company shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, the acquisition of shares of Common Stock by Telebrands Corp. or any Affiliate of Telebrands Corp. shall not be deemed to constitute a “Change in Control of the Company” so long as such shares of Common Stock are subject to that certain Voting Trust Agreement dated as of October 15, 2012.

7.4          Termination. Upon the occurrence of a Termination Event, Nextelligence shall have the right to terminate the provisions of Articles II through IV, Sections 7.1 through 7.3, and Article VIII of this Agreement upon the delivery of written notice thereof to the Company, but all of the other provisions of this Agreement shall remain in full force and effect for an indefinite period.

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ARTICLE VIII

Excuse of Performance

No party shall be liable for any failure to perform under this Agreement, other than any obligation to make any payment, due to an act of God, war, public enemy, any person engaged in subversive activity, sabotage, terrorism, hacking or other similar acts, fire, flood, storm, explosion, hurricane, tornado, earthquake or other natural disaster or catastrophe, epidemic or quarantine restriction, interruption of power supplies or hosting services or any other cause beyond the reasonable control of the party attempting to excuse its performance pursuant to this Article VIII.

ARTICLE IX

Disclaimers; Limitation on Liability

9.1          Disclaimer. NEXTELLIGENCE MAKES NO WARRANTIES WITH RESPECT TO ANY PRODUCTS, LICENSE OR SERVICE, INCLUDING WITHOUT LIMITATION LICENSED TECHNOLOGY, AND DISCLAIMS ALL STATUTORY OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. NEXTELLIGENCE DOES NOT WARRANT THAT THE TECHNOLOGY WILL MEET ANY OF THE COMPANY’S REQUIREMENTS OR THAT THE OPERATION OF THE TECHNOLOGY WILL BE UNINTERRUPTED OR ERROR-FREE.

9.2          Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), INDEMNITY OR OTHER LEGAL, CONTRACTUAL OR EQUITABLE THEORY FOR (a) ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; (b) DAMAGES FOR LOST PROFITS OR LOST DATA; OR (c) COST AND EXPENSES OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

ARTICLE X

Certain Representations and Warranties

10.1        Certain Representations and Warranties of Nextelligence. Nextelligence represents and warrants to the Company as follows:

(a)          Nextelligence is a corporation duly organized and existing under the laws of the State of Delaware.

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(b)          Nextelligence has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize Nextelligence to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by Nextelligence and is a valid and binding agreement of Nextelligence. The execution and delivery of this Agreement by Nextelligence does not violate any provision of Nextelligence’ organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Nextelligence is a party or by which Nextelligence or any of its assets is bound.

(c)          Nextelligence is the sole owner of the Technology, free and clear of all liens, security interests, encumbrances and charges of any kind or nature whatsoever. Nextelligence has all necessary rights, power and authority to license the Technology to the Company, and the Company shall be fully protected in utilizing any or all of the Technology.

(d)          Nextelligence (i) is not involved in any manner in any suit, action or proceeding which involves a claim of infringement or misappropriation of any of the Technology and (ii) has not received any written complaint, claim, demand or notice alleging any such claim or possible claim. None of the Technology or the use thereof infringes on or violates in any manner the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person.

10.2        Certain Representations, Warranties of the Company. The Company represents and warrants to Nextelligence as follows:

(a)          The Company is a corporation duly organized and existing under the laws of the State of Florida.

(b)          The Company has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize the Company to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company. The execution and delivery of this Agreement by the Company does not violate any provision of its organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which the Company or any of its assets is bound.

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ARTICLE XI

Indemnification

11.1        Indemnification by Nextelligence. Nextelligence shall indemnify and hold harmless the Company, its Affiliates and their respective shareholders, members, directors, officers, employees, agents, attorneys and representatives (all of the foregoing are hereinafter collectively referred to as the “Company Indemnitees”) of, from and against the full amount of any and all claims, demands, actions, causes of actions, losses, liabilities, damages, settlements, taxes, deficiencies, assessments, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel) (collectively, the “Indemnified Expenses”) suffered or incurred by any or all of the Nextelligence Indemnitees arising out of or in connection with any third party claim that the any of the Technology or the use thereof violates the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person. The Company shall immediately advise Nextelligence of any claim or suit of which it becomes aware. The Company may, at its option, join in the defense or settlement of any such claim with counsel of its choice, at its own expense.

ARTICLE XII

Miscellaneous Provisions

12.1        Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the provisions regarding conflicts of law thereof.

12.2        Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, UPS, Airborne or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers set forth below:

If to Nextelligence:	Nextelligence, Inc.
5830 TG Lee Boulevard Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer Facsimile:

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If to the Company:	FreeCast, Inc.
5830 TG Lee Boulevard Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer Facsimile:

or to such other address or facsimile telephone number as any party may from time to time give written notice of to the others pursuant to the foregoing provisions of this Section 12.2. It is specifically understood and agreed by the parties that any notice or other communication given by telephone, email, texting, twittering or any other form or forms of communication not specifically permitted by subsections (a), (b), (c) or (d) of this Section 12.2 shall not be deemed to be properly delivered for purposes of this Agreement and shall, therefore, be ineffective.

12.3        Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. Without limiting the generality of the immediately preceding sentence, the Original Agreement is superseded by this Agreement and shall hereafter be of no force or effect. This Agreement may not be amended, modified, altered or repealed in any manner, except by a written instrument executed by each of the parties.

12.4        Assignment. This Agreement may not be assigned, in whole or in part, directly or indirectly, by the Company. Any purported assignment, sale, transfer, delegation or other disposition of this Agreement by the Company shall be null and void. Nextelligence may assign any or all of its interest in the Agreement at any time without the consent of the Company.

12.5        Independent Contractor Status. Each of the parties is an independent contractor, and not an agent, partner, joint venturer, franchisee or employee of any other party. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between or among the parties.

12.6        Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

12.7        Further Assurances. Each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such agreements, documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

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12.8      Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

12.9      Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury. If any dispute, controversy, suit, action or proceeding shall arise between the parties, then such dispute, controversy, suit, action or proceeding may only be brought for resolution in the United States District Court for the Middle District of Florida, Orlando Division, or in the Judicial Circuit Court in and for Orange County, Florida. Each of the parties consents to the jurisdiction and venue of such courts, and agrees that it or he shall not contest or challenge the jurisdiction or venue of such courts. Each of the parties agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided herein shall be effective service of process for any suit, action or proceeding brought against it or him in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury.

12.10     Attorneys’ Fees. If a party to this Agreement shall bring suit against the other party based in whole or in part upon a breach or violation of any provision hereof, then, in any such event, the prevailing party in such suit shall be awarded, and shall be paid by the non-prevailing party, reasonable fees and disbursements of legal counsel (including trial and appellate counsel) paid, incurred or suffered by the prevailing party in connection with such suit.

12.11     No Waivers. The waiver by a party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by a party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

12.12     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

12.13     Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.

NEXTELLIGENCE, INC.

By
William A. Mobley, Jr.
Chairman of the Board and Chief Executive Officer

FREECAST, INC.

By
Marjorie Lieberman, Secretary

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